EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                           October 21, 1999

Contacts:
Investor Relations                  Media Relations
Diana Matley                        Kevin Brett
408-433-4365                        408-433-7150

CC99-57

LSI Logic Reports Record Q3 Revenues

                   --1999 THIRD QUARTER FINANCIAL HIGHLIGHTS--

- Record Q3 revenues of $540 million; up 36 percent compared to Q3 1998.

- Seventh quarter of sequential revenue growth; Q3 revenues up 8 percent from $501 million in Q2 1999.

- Diluted per share EBG* was 35 cents, compared to First Call consensus estimate of 30 cents.

- Gross margin improves 250 basis points to 39.7 percent in Q3 from 37.2 percent in Q2.

- Operating expenses as a percent of revenue declined from 27.5 percent in Q2 to
  25.7 percent in Q3. Fourth consecutive quarter of declining operating expenses.

- Cash and short-term investments grew more than $100 million sequentially to $457 million in Q3 from $345 million in Q2.

* Earnings before goodwill amortization and special items.

          LSI Logic Reports 36 Percent Q3 Revenue Growth Over Q3 1998

MILPITAS, CALIFORNIA - LSI Logic Corporation (NYSE:LSI) today reported 1999 third quarter revenues of $540 million, a 36 percent increase over the $397 million posted in the third quarter of 1998.

The 1999 third quarter revenues were also 8 percent higher than the $501 million reported in the second quarter of this year, marking the seventh quarter of sequential sales growth. All LSI Logic operating divisions reported sequential revenue growth from the second to the third quarter.

Net income before amortization of goodwill and other special items (EBG) was $55 million or 35 cents a diluted share, up from $31 million or 21 cents a diluted share in the second quarter. The third quarter EBG net income figure represented an increase of 139 percent over the $23 million or 16 cents a diluted share in the third quarter of 1998.

Gross margin improved 250 basis points to 39.7 percent in the third quarter from the 37.2 percent in the second quarter, and 480 basis points from the 34.9 percent in the first quarter of the year.

Operating expenses, excluding goodwill amortization, declined to 25.7 percent of total revenues in the second quarter from 27.5 percent in the third quarter.

Cash and short-term investments grew more than $100 million to $457 million in the third quarter of the year from $345 million in the second quarter, and $166 million from $291 million in the first quarter.

"Our solid financial performance reflected across-the-board improvements in all of our operating units," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "The company also benefited from increased factory utilization in the third quarter, which contributed to an expansion of our gross margin. We are well positioned for continued growth in the fourth quarter."

Corrigan said the Taiwan earthquake had negligible impact on LSI Logic's business. "Customers are requiring their suppliers to demonstrate that their products can be produced in more than one geographic location," said Corrigan. "That's exactly why LSI Logic maintains advanced manufacturing operations in Oregon, Japan, Colorado and California as well as foundry relationships in East Asia."


                                     -more-

                        LSI LOGIC GLOBAL MARKET OVERVIEW

"LSI Logic's revenue of $1.50 billion in the first three quarters of this year has already nearly equaled the $1.51 billion in annual revenue reported in 1998," said Doug Norby, LSI Logic executive vice president and chief financial officer. "The results of the first three quarters of the year demonstrate that the company is exceeding its financial targets."

"The rapid growth of the Internet infrastructure is proving to be a magnet for our highly integrated system-on-a-chip solutions," said John Daane, LSI Logic executive vice president of Communications, Computer and ASIC Products. "New design wins for our system-on-a-chip solutions were strong in the third quarter, setting a record for projected revenues per program."

"The third quarter reflected strength in both satellite set-top boxes and video games," said Elie Antoun, LSI Logic executive vice president of Consumer Products. "Sales of our single-chip solution for DVD doubled in the third quarter as the product is now shipping in volume to multiple customers."

"The Storage Systems division produced record revenues and bookings in the third quarter as the growth of the Internet drove the demand for LSI Logic's storage systems solutions," said Tom Georgens, LSI Logic senior vice president for Storage Systems.

              THIRD QUARTER 1999 BUSINESS AND TECHNOLOGY HIGHLIGHTS

- Dataquest named LSI Logic as the number one worldwide merchant market share leader for both standard cells and total ASIC products in 1998. Aided in part by the 1998 Symbios acquisition, LSI Logic's total ASIC revenues grew by 29 percent, the largest annual growth among market leaders.

- LSI Logic announced the addition of an embedded FPGA core into the company's CoreWare(R) library for high-volume programmable applications. The addition of embedded FPGA capability provides designers with both FPGA flexibility and the ASIC/ASSP advantages of lower cost, reduced size, lower power and higher performance.

- LSI Logic announced a licensing strategy for the new ZSP(TM) digital signal processor (DSP) architecture. LSI Logic's high-performance DSP is available to customers either as an intellectual property core or as a standard product.

- LSI Logic Storage Systems, Inc. concluded a multi-year agreement with the Hewlett-Packard Company to supply advanced fibre channel storage array controller technology for integration into HP storage solutions.

- LSI Logic and Hana Technologies Ltd. announced that Hana will license LSI Logic's Enhanced Plastic Ball Grid Array (EPBGA) and Chip Scale Package (CSP) technologies. The Hana endorsement is another step toward establishing LSI Logic's packaging technology as an industry standard.

- LSI Logic introduced the CW1008, an ARM7TDMI-based processor core, which is available as part of LSI Logic's extensive CoreWare(R) library.

- LSI Logic announced the AMCU silicon development platform, a fully integrated microprocessor device specifically targeted at easing development of embedded ARM7TDMI ASIC designs.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: Statements in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand and the achievement of revenue objectives by the company. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions. The extent to which the company's plans for future cost reductions are realized also may impact its future performance. The company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.

LSI Logic Corporation (NYSE:LSI), The System on a Chip Company(R), is a leading supplier of custom high-performance semiconductors with operations worldwide. The company enables customers to build complete systems on a single chip with its CoreWare(R) design program, thereby increasing performance, lowering system costs and accelerating time to market. LSI Logic develops application-optimized products in partnership with trendsetting customers and operates leading-edge, high-volume manufacturing facilities to produce submicron chips. The company maintains a high level of quality, as demonstrated by its ISO 9002 certifications. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, www.lsilogic.com.

Editor's Notes:

1. The LSI Logic logo design, The System on a Chip Company and CoreWare are registered trademarks of LSI Logic Corporation.

2. All other brand or product names may be trademarks or registered trademarks of their respective companies.

3. Reader inquiries should be directed to 800-574-4286 within the US and Canada, or 32-11-300351 within Europe, or 408-433-7700 for all other countries. Ask for Dept. CPNR14.

                                   # # # # # #

                              LSI LOGIC CORPORATION
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                         Three Months Ended                  Nine Months Ended
                                                     -----------------------------       -----------------------------
                                                      Sept 30,          Sept 30,          Sept 30,         Sept 30,
                                                        1999              1998              1999             1998
                                                     -----------       -----------       -----------       -----------
Revenues                                             $   539,959       $   396,871       $ 1,504,588       $ 1,065,873
                                                     -----------       -----------       -----------       -----------
Costs and expenses:
    Cost of revenues                                     325,785           225,400           942,074           592,792
    Research and development                              71,878            79,301           223,447           210,158
    Selling, general and administrative                   66,881            61,146           191,153           158,747
                                                     -----------       -----------       -----------       -----------

        Total costs and expenses                         464,544           365,847         1,356,674           961,697
                                                     -----------       -----------       -----------       -----------

Income from operations                                    75,415            31,024           147,914           104,176

Interest expense                                          (9,404)           (6,028)          (29,604)           (6,203)
Interest income and other                                  7,006             5,503            11,201            18,983
                                                     -----------       -----------       -----------       -----------
Income before income taxes                                73,017            30,499           129,511           116,956
Provision for income taxes                                18,254             7,625            32,378            29,239
                                                     -----------       -----------       -----------       -----------
Pro forma net income                                 $    54,763       $    22,874       $    97,133       $    87,717
                                                     -----------       -----------       -----------       -----------

Pro forma earnings per share:
    Basic                                            $      0.37       $      0.16       $      0.67       $      0.61
                                                     -----------       -----------       -----------       -----------
    Diluted                                          $      0.35       $      0.16       $      0.64       $      0.61
                                                     -----------       -----------       -----------       -----------
Shares used in computing per share amounts:
    Basic                                                146,767           143,159           145,514           142,852
                                                     -----------       -----------       -----------       -----------
    Diluted                                              166,471           144,617           152,023           144,858
                                                     -----------       -----------       -----------       -----------


Pro forma net income is intended to present the Company's operating results, excluding amortization of goodwill and special items, for the three and nine-month periods ended September 30, 1999 and 1998.

During the three-month period ended September 30, 1999, the special item was reversal of a portion of restructuring reserves originally established in the third quarter of 1998 due to changes in management's estimates. During the nine-month period ended September 30, 1999, the special items also included acquired in-process research and development related to the acquisition of a non-public technology company, expenses related to effecting a business combination with Seeq Technology, Inc. and the cumulative effect of change in accounting principle in addition to the reversal of the restructuring reserves.

During the three and the nine month periods ended September 30, 1998, special items included acquired in-process research and development related to the acquisition of Symbios, Inc. and restructuring charges. Other special items primarily consisted of the impairment of stock investments, write-offs of assets not relating to restructuring and litigation settlement costs. Note that the provision for income taxes for the pro forma statements was calculated using the Company's normal 25% tax rate for the periods presented.

A reconciliation from pro forma net income to the reported results is presented on the following page. The format presented above is not in accordance with Generally Accepted Accounting Principles

                              LSI LOGIC CORPORATION
           RECONCILIATION OF PRO FORMA NET INCOME TO REPORTED RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            Three Months Ended              Nine Months Ended
                                                         -------------------------       -------------------------
                                                          Sept 30,        Sept 30,        Sept 30,        Sept 30,
                                                            1999            1998            1999            1998
                                                         ---------       ---------       ---------       ---------
Pro forma net income                                     $  54,763       $  22,874       $  97,133       $  87,717
                                                         ---------       ---------       ---------       ---------
Amortization of goodwill and special items:
    Amortization of goodwill                               (11,767)         (7,338)        (34,789)        (10,110)
    Acquired in-process research and development              --          (145,500)         (4,600)       (145,500)
    Restructuring of operations and other
      non-recurring charges                                  7,934         (75,400)          2,063         (75,400)

    Other special items                                       --           (28,898)           --           (28,898)
    Tax benefit                                                994          22,232           5,958          22,956
                                                         ---------       ---------       ---------       ---------
    Total amortization of good will and
     special items                                          (2,839)       (234,904)        (31,368)       (236,952)

Income/(loss) before cumulative effect of
change in accounting principle                              51,924        (212,030)         65,765        (149,235)

Cumulative effect of change in accounting principle           --              --           (91,774)           --
                                                         ---------       ---------       ---------       ---------
Net income/(loss)                                        $  51,924       ($212,030)      ($ 26,009)      ($149,235)
                                                         ---------       ---------       ---------       ---------
Basic earnings per share:
    Pro forma net income                                 $    0.37       $    0.16       $    0.67       $    0.61
    Amortization of goodwill and special items               (0.02)          (1.64)          (0.22)          (1.65)
                                                         ---------       ---------       ---------       ---------
    Income/(loss) before cumulative effect
     of change in accounting principle                        0.35           (1.48)           0.45           (1.04)
    Cumulative effect of change in
     accounting principle                                     --              --             (0.63)           --
                                                         ---------       ---------       ---------       ---------
    Net income/(loss)                                    $    0.35       ($   1.48)      ($   0.18)      ($   1.04)
                                                         ---------       ---------       ---------       ---------
Diluted earnings per share:
Pro forma net income                                     $    0.35       $    0.16       $    0.64       $    0.61
Amortization of goodwill and special items                   (0.02)          (1.64)          (0.21)          (1.65)
                                                         ---------       ---------       ---------       ---------
Income/(loss) before cumulative effect
 of change in accounting principle                            0.33           (1.48)           0.43           (1.04)
Cumulative effect of change in accounting
 principle                                                    --              --             (0.60)           --
                                                         ---------       ---------       ---------       ---------
Net income/(loss)                                        $    0.33       ($   1.48)      ($   0.17)      ($   1.04)
                                                         ---------       ---------       ---------       ---------
Shares used in computing per share amounts:
    Basic                                                  146,767         143,159         145,514         142,852
                                                         ---------       ---------       ---------       ---------
    Diluted                                                166,471         143,159 *       152,023         142,852 *
                                                         ---------       ---------       ---------       ---------


* The difference between diluted shares for purposes of computing diluted earnings per share and pro forma earnings per share relates to common equivalent shares of 1,458 and 2,006 for the three and nine month periods ended September 30, 1998, respectively, which are excluded from diluted earnings per share because of their antidilutive effect. Common equivalents in the either period did not significantly impact earnings per share.

                              LSI LOGIC CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                Three Months Ended                Nine Months Ended
                                                           ----------------------------      ----------------------------
                                                            Sept 30,          Sept 30,        Sept 30,         Sept 30,
                                                              1999              1998            1999             1998
                                                           -----------      -----------      -----------      -----------
Revenues                                                      $539,959         $396,871       $1,504,588       $1,065,873
                                                           -----------      -----------      -----------      -----------
Costs and expenses:
    Cost of revenues                                           325,785          225,400          942,074          592,792
    Research and development                                    71,878           79,301          223,447          210,158
    Selling, general and administrative                         66,881           61,146          191,153          158,747
    Acquired in-process research and development                  --            145,500            4,600          145,500
    Restructuring of operations and other
     non-recurring  charges                                     (7,934)          75,400           (2,063)          75,400
  Amortization of intangibles                                   11,767            7,338           34,789           10,110
                                                           -----------      -----------      -----------      -----------
             Total costs and expenses                          468,377          594,085        1,394,000        1,192,707
                                                           -----------      -----------      -----------      -----------
Income/(loss) from operations                                   71,582         (197,214)         110,588         (126,834)

Interest expense                                                (9,404)          (6,028)         (29,604)          (6,203)
Interest income and other                                        7,006          (23,395)          11,201           (9,915)
                                                           -----------      -----------      -----------      -----------
Income/(loss) before income taxes and cumulative
 effect of change in accounting principle                       69,184         (226,637)          92,185         (142,952)
Provision for income taxes                                      17,260          (14,607)          26,420            6,283
                                                           -----------      -----------      -----------      -----------

Income/(loss) before cumulative effect of
 change in accounting principle                                 51,924         (212,030)          65,765         (149,235)

Cumulative effect of change in accounting principle               --               --            (91,774)            --
                                                           -----------      -----------      -----------      -----------
Net income/(loss)                                              $51,924        $(212,030)        $(26,009)       $(149,235)
                                                           -----------      -----------      -----------      -----------
Basic earnings per share:
   Income /(loss) before cumulative effect of
    change in accounting principle                               $0.35           $(1.48)           $0.45           $(1.04)

   Cumulative effect of change in accounting principle            --               --              (0.63)            --
                                                           -----------      -----------      -----------      -----------
   Net income/(loss)                                             $0.35           $(1.48)          $(0.18)          $(1.04)
                                                           -----------      -----------      -----------      -----------
Diluted earnings per share*

   Income/(loss) before cumulative effect of
    change in accounting principle                               $0.33           $(1.48)           $0.43           $(1.04)
   Cumulative effect of change in accounting principle            --               --              (0.60)            --
                                                           -----------      -----------      -----------      -----------
   Net income/(loss)                                             $0.33           $(1.48)          $(0.17)          $(1.04)
                                                           -----------      -----------      -----------      -----------

Shares used in computing per share amounts:
    Basic                                                      146,767          143,159          145,514          142,852
                                                           -----------      -----------      -----------      -----------
    Diluted                                                    166,471          143,159          152,023          142,852
                                                           -----------      -----------      -----------      -----------

* Diluted earnings per share are based on average common and common equivalent shares outstanding. In computing diluted earnings per share for the three month period ended September 30, 1999, net income is increased by $2,749 for interest, net of taxes, on the convertible debentures considered dilutive common stock equivalents.

        For the nine month period ended September 30, 1999, common equivalent shares of 8,018 and interest expense of $5,523, net of taxes, associated with the convertible debentures were excluded from the computation of diluted earnings per share as a result of their antidilutive effect. No convertible debentures were outstanding in 1998.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                          Sept 30,     Dec 31,
ASSETS                                                     1999         1998
------                                                   --------     --------
Current assets:
    Cash and short-term investments                      $  457.0     $  291.5
    Accounts receivable, net                                369.8        249.1
    Inventories                                             217.5        181.4
    Prepaid expenses and other current assets               107.7        115.0
                                                         --------     --------
        Total current assets                              1,152.0        837.0

Property and equipment, net                               1,297.2      1,486.2
Goodwill and other intangibles                              305.4        332.8
Other assets                                                220.7        167.8
                                                         --------     --------
        Total assets                                     $2,975.3     $2,823.8
                                                         --------     --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and other current liabilities       $  447.6     $  410.5
    Current portion of long-term debt, capital lease
        obligations and short-term borrowings                84.0        187.8
                                                         --------     --------
        Total current liabilities                           531.6        598.3

Long-term debt, capital lease
  obligations and Other long-term liabilities               811.1        695.8
                                                         --------     --------

        Total liabilities                                 1,342.7      1,294.1

Minority interest in subsidiaries                             6.0          5.2
                                                         --------     --------
Stockholders' equity:
    Common stock                                          1,185.4      1,136.6
    Retained earnings                                       342.4        368.4
    Accumulated other comprehensive income                   98.8         19.5
                                                         --------     --------

        Total stockholders' equity                        1,626.6      1,524.5
                                                         --------     --------
        Total liabilities and stockholders' equity       $2,975.3     $2,823.8
                                                         --------     --------